
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         JUN-30-1997
<CASH>                                               256,700
<SECURITIES>                                         1,020,371
<RECEIVABLES>                                        20,161
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               15,060,043
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       36,027,560<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           20,539,997
<TOTAL-LIABILITY-AND-EQUITY>                         36,027,560<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     552,079<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     669,678<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   257,839
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (724,950)<F5>
<EPS-PRIMARY>                                        (10.55)
<EPS-DILUTED>                                        000

<F1>Included  in total  assets:  Investments  in Local Limited  Partnerships  of
$19,201,225, Deferred charges, net $204,156, Tenant security deposits $95,224, Mortgagee escrow deposits $147,476 and other assets $22,204.
<F2>Included in Total  Liabilities and Equity:  Mortgage notes payable of
$11,071,077, Accounts payable to affiliates of $419,200, Accounts payable and accrued expenses of $427,229, Interest payable of $594,088, Tenant security deposits payable of $92,320, Payable to affiliated developer of $2,482,000 and Minority interest in Local Limited Partnerships of $401,649.
<F3>Total revenue includes:  Rental of $452,882, Investment of $24,709 and Other
of $74,488.
<F4>Included  in Other Expenses:  Asset  management  fees of  $57,480,   General
and administrative of $90,575, Rental operations, exclusive of depreciation of $256,956, Bad debt of $17,556, Property management fees of $32,552, Depreciation of $186,690 and Amortization of $27,869.
<F5>Net loss reflects:  Equity   in  losses  of  Local  Limited Partnerships  of
$369,352 and Minority interest in losses of Local Limited Partnerships of $19,840.

